REPURCHASE AGREEMENT


          THIS AGREEMENT is made
and entered into as of this ___ of August, 1997, by and between AEGIS AUTO FINANCE, INC. ( Aegis ), a Delaware corporation, and
ENTERPRISE NATIONAL BANK OF
PALM BEACH ( Enterprise ), a national
banking association.

W I T          N E S S E T H:


          WHEREAS, pursuant to a
Purchase Agreement, dated as of December 9,
1996, as amended, between Aegis and
Enterprise (the Purchase Agreement ; all capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given such terms in the Purchase Agreement), Enterprise purchased certain Receivables and other Purchased
Property from Aegis; and

          WHEREAS, certain disputes have
arisen between Enterprise and Aegis regarding certain of the Receivables due to the unexpected performance of such Receivables; and

          WHEREAS, Enterprise and
Aegis desire to enter into this Agreement in order to set forth the terms and conditions under which such Receivables shall be repurchased by Aegis.

          NOW, THEREFORE, in
consideration of the foregoing, the mutual terms and covenants contained herein, as well as other good and value consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

          .    Reconveyances of Certain
Receivables and Purchased Property. Subject to the terms and conditions of this Agreement, Enterprise shall sell to Aegis on this date, and Aegis shall purchase from Enterprise on this date, all of Enterprise s rights, titles and interests in, to and under all of the Receivables specified on Exhibit A attached hereto (such
Receivables being herein collectively referred to herein as the Reconveyed Receivables ) and all other Purchased Property relating to such Reconveyed Receivables (the Reconveyed
Receivables and all such related Purchased
Property being herein collectively referred to as the Reconveyed Interests ). In consideration for the transfer on this date of the Reconveyed
Interests hereunder, Aegis shall, by no later than 4:00 p.m. (Eastern Standard Time) on this date, (i) pay to Enterprise in immediately available funds a cash payment (the Cash
Payment ) in an amount equal to the sum of 102.94% of the aggregate outstanding principal balance of all of the Reconveyed Receivables as of August 1, 1997 plus interest on such principal at the rate of 8.375% per annum for the period from (and including) August 1, 1997 through this date and (ii) execute and deliver to Enterprise a promissory note in the form of Exhibit B attached hereto (the Note ) under which Aegis shall be obligated to pay the principal sum of $500,000 to Enterprise in accordance with the terms and conditions of such Note.

          .    Servicing of and VSI and
RDI Policies on the Reconveyed Receivables.
Upon Enterprise s receipt of the Cash Payment and the Note pursuant to Section 1 above, Enterprise shall notify the Servicer and the issuers of the VSI Policy and the RDI Policy in writing that the Reconveyed Receivables have been transferred by Enterprise to Aegis and that such Reconveyed Receivables are no longer subject to the Servicing Agreement Addendum and that Enterprise is no longer the additional insured or loss payee under the VSI Policy and the RDI Policy with respect to the Reconveyed
Receivables.

          .    Handling of Retained
Receivables.  (a) The remainder of the
outstanding Receivables acquired by Enterprise from Aegis under the Purchase Agreement are described on Exhibit C attached hereto (such
Receivables being herein collectively referred to as the Retained Receivables ).

          (b)  In the event that the
aggregate liquidation and collection costs incurred by Enterprise with respect to the Retained Receivables (including, without limitation, any such costs incurred by the Servicer which Enterprise is obligated to reimburse) exceed $162,000, Aegis shall pay
Enterprise the amount of such excess, or if such aggregate costs are less than $162,000, Enterprise shall pay Aegis the amount of such deficiency, which payment shall be made within five (5) days after Aegis receipt of the final
Retained Receivable loss report delivered pursuant to paragraph (c) below.

          (c)  On the fifteenth (15th) day
after the end of each calendar quarter ending after the date of this Agreement (or on the next
Business Day if such day is not a Business
Day), Enterprise shall provide Aegis with a written report which identifies any and all Retained Receivables which became Liquidated
Receivables during such quarter (or since
August 1, 1997 in the case of the initial quarter). If the outstanding principal balance of any such Retained Receivable at the time it became a Liquidated Receivable is greater than 55% of the outstanding principal balance thereof as of August 1, 1997 as shown on Exhibit C attached hereto, Aegis shall pay the amount of such excess to Enterprise within five (5) days after Aegis receipt of such report, but if the outstanding principal balance of any such Retained Receivable at the time it became a Liquidated Receivable is less than 55% of its outstanding principal balance as of August 1, 1997, Enterprise shall pay the amount of the difference to Aegis within five (5) days after Enterprise gives such report. Aegis may purchase from Enterprise each of the Retained
Accounts which becomes a Liquidated
Receivable for a price of $1.00, which purchase shall be made without recourse against or representations or warranties by Enterprise.

          .    Mutual Releases.  ()
Effective upon its receipt of the Cash Payment the Note as specified in Section 1 above, and in consideration thereof, Enterprise shall be deemed to have released and discharged Aegis of and from any and all claims, defenses or other liabilities, whether known or unknown and whether in contract or in tort or arising under any statute or otherwise, which Enterprise may have against Aegis and which arise out of any actions or inactions taken or omitted by Aegis on or prior to the date of this Agreement in connection with the negotiation, execution, delivery, performance, administration, operation or enforcement of the Purchase Agreement or any of the Receivables or the other Purchased
Property; provided, however, that nothing in this sentence is intended, or shall be construed, as a release of Aegis from any of its covenants, obligations or other liabilities under this Agreement or the Note.

          ()   Effective upon the
reconveyance of all of the Reconveyed Interests pursuant to Section 1 above, and in consideration thereof, Aegis shall be deemed to have released and discharged Enterprise of and from any and all claims, defenses or other liabilities, whether known or unknown and whether in contract or in tort or arising under any statute or otherwise, which Aegis may have against Enterprise and which arise out of any actions or inactions taken or omitted by Enterprise on or prior to the date of this Agreement in connection with the negotiation, execution, delivery, performance, administration, operation or enforcement of the Purchase Agreement or any of the Receivables or the other Purchased Property; provided, however, that nothing in this sentence is intended, or should be construed, as a release of Enterprise from any of its covenants, obligations or other liabilities under this Agreement.

          .    Representations and
Warranties. (a) Enterprise represents and warrants to Aegis as of the date hereof (which representations and warranties shall survive the reconveyance hereunder of the Reconveyed
Interests) that (i) Enterprise is duly organized and validly existing as a national banking association in good standing under the laws of the United States, (ii) the execution, delivery and performance by Enterprise of this Agreement have been duly authorized by all necessary corporate action on its part and this Agreement is a legal, valid and binding obligation of Enterprise, enforceable against
Enterprise in accordance with its terms, (iii)
Enterprise has obtained all necessary
governmental and private authorizations, and made all governmental filings under applicable law, for the execution, delivery and performance by Enterprise of this Agreement,
(iv) Enterprise has obtained or has caused to be waived all consents which are required to be obtained in connection with Enterprise s execution, delivery or performance of this Agreement under any instruments to which Enterprise is a party or by which it or any of its property is bound, and (v) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, or result in a breach of any of the terms or provisions of, nor constitute a default under, the charter or by-laws of Enterprise, or any indenture, agreement or other instrument
(other than this Agreement) applicable to Enterprise or its property, or any law, rule, regulation or order applicable to Enterprise or its properties of any court or any federal or state regulatory body, administrative agency or other governmental instrumentality have jurisdiction over Enterprise or its properties.

          (b)  Aegis represents and
warrants to Enterprise as of the date hereof
(which representations and warranties shall survive the reconveyance hereunder of the Reconveyed Interests) that (i) Aegis is duly organized and validly existing as a corporation in good standing under the laws of Delaware,
(ii) the execution, delivery and performance by Aegis of this Agreement and the Note have been duly authorized by all necessary corporate action on its part and each of this Agreement and the Note is a legal, valid and binding obligation of Aegis, enforceable against Aegis in accordance with its terms, (iii) Aegis has obtained all necessary governmental and private authorizations, and made all governmental filings under applicable law, for the execution, delivery and performance by Aegis of this Agreement and the Note, (iv) Aegis has obtained or has caused to be waived all consents which are required to be obtained in connection with Aegis execution, delivery or performance of this Agreement and the Note under any instruments to which Aegis is a party or by which it or any of its property is bound, and (v) the consummation of the transactions contemplated by this Agreement and the Note and the fulfillment of the terms hereof and thereof do not conflict with, or result in a breach of any of the terms or provisions of, nor constitute a default under, the charter or by-laws of Aegis, or any indenture, agreement or other instrument (other than this Agreement) applicable to Aegis or its property, or any law, rule, regulation or order applicable to Aegis or its properties of any court or any federal or state regulatory body, administrative agency or other governmental instrumentality have jurisdiction over Aegis or its properties.

          (c)  Enterprise also represents
and warrants to Aegis (which representations and warranties shall survive the reconveyance hereunder of the Reconveyed Interests) that Enterprise has not sold, transferred, assigned or pledged any of the Reconveyed Interests or the AVM Reserve to any person (other than to Aegis hereunder) and that Aegis, upon the conveyance of the Reconveyed Interests and the AVM Reserve hereunder, will acquire
Enterprise s rights, titles and interests in the Reconveyed Interests and the AVM Reserve free and clear of any liens, security interests or other encumbrances of any creditor of Enterprise.

          (d)  Except as expressly set
forth in paragraphs (a) and (c) above, Enterprise makes no representations and warranties to Aegis with respect to any of the Reconveyed
Receivables, any of the other related Purchased
Property, or the AVM Reserve, all of which shall be transferred by Enterprise to Aegis hereunder on an AS IS and WHERE IS basis and without any recourse against Enterprise by Aegis.

          .    Further Assurances.
Enterprise shall execute any and all Uniform
Commercial Code financing statements or
partial release statements as may be reasonably requested by Aegis in order to perfect the reconveyance of the Reconveyed Receivables hereunder and Enterprise shall execute any and all other documents as may be reasonably required by Aegis to fulfill the intent of this Agreement, but any and all such documents shall be prepared, recorded and filed at Aegis expense.

          .    Miscellaneous.  This
Agreement shall be governed by and construed in accordance the internal laws of the State of New Jersey. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This
Agreement is the sole and entire agreement between Enterprise and Aegis with respect to the subject matter hereof and it supersedes and replaces all prior discussions, negotiations, commitments, understandings or agreements between them with respect to such subject matter.

          IN WITNESS WHEREOF, the
parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.



AEGIS AUTO FINANCE, INC.


By:

Name:

Title:



ENTERPRISE NATIONAL BANK

     OF PALM BEACH


                         By:


                         Name:


                         Title:

EXHIBIT A

                         RECONVEYED RECEIVABLES

                        EXHIBIT B

PROMISSORY NOTE

$500,000
                    August ____, 1997


          FOR VALUE RECEIVED, the
undersigned AEGIS AUTO FINANCE, INC.,
a Delaware corporation (the  Maker ),
promises to pay to the order of ENTERPRISE
NATIONAL BANK OF PALM BEACH, a
national banking association ( Payee ), the principal sum of FIVE HUNDRED
THOUSAND  DOLLARS ($500,000) in six (6)
consecutive monthly installments of $83,333.33 each, which shall be due commencing on _____________, 1997 and shall continue to be due on the same day of each succeeding calendar month thereafter up to and through a final payment which shall be due on _____________, 1998 in an amount equal to the entire remaining unpaid principal balance of this Note. In the event that any of the aforesaid principal installments is not paid when due, the entire then-outstanding principal balance of this Note shall be bear interest at a rate per annum equal to eighteen percent (18%) from (and including) the date of such payment default through the date on which such payment default is cured.

          This Note shall be governed by the
laws of the State of Florida and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          Time is of the essence of this Note.

          In case this Note is collected by or
through an attorney-at-law, all costs of collection, including reasonable attorney s fees, incurred by Payee shall be paid by Maker.

          SIGNED, SEALED AND
DELIVERED by the undersigned Maker as of the day and year first above set forth.



     AEGIS AUTO FINANCE, INC.



     By:

     Name:

     Title:
EXHIBIT C

                     RETAINED RECEIVABLES